UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 30, 2024
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Original Report”) of Momentus Inc. (“Momentus” or the “Company”) filed on December 5, 2024. The sole purpose of this Amendment is to correct the following items in Item 1.01 of the Original Report: (i) the conversion price of the July 2024 Convertible Note from $0.5715 to the original conversion price of $0.52908; and (ii) the number of warrants issued to SIV in connection with the borrowing of the second tranche under the October 2024 Convertible Note from approximately 1.9 million shares to approximately 2.7 million shares. No other revisions have been made to the Original Report, and other than mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original Report.

Item 1.01
Entry into a Material Definitive Agreement

On November 30, 2024, Momentus Inc. (“Momentus” or the “Company”) entered into amendments to two outstanding convertible note agreements with Space Infrastructures Ventures, LLC (“SIV”).

The amendments to the secured convertible promissory note dated October 24 2024, given by the Company in favor of SIV (as amended, the “October 2024 Convertible Note”) accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024. Accordingly, the Company has now borrowed the full $3 million in principal amount under the October 2024 Convertible Note.

The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the October 2024 Convertible Note of approximately $ 670 thousand , representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the secured convertible promissory note dated July 12, 2024 by the Company in favor of SIV (as amended, the “July 2024 Convertible Note” and, together with the October 2024 Convertible Note, the “Convertible Notes”).

The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of the Company’s Class A common stock, par value $0.00001 (the “Common Stock”) at any time. Previously, the July 2024 Convertible Note only permitted conversion of interest when and as due, while the October 2024 Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the July 2024 Convertible Note remained unchanged at $0.52908, and the conversion price of amounts outstanding under the October 2024 Convertible Note also remained unchanged at $0.5292.

In connection with the borrowing of the second tranche under the October 2024 Convertible Note, the Company issued to SIV warrants to purchase approximately 2.7 million shares of Common Stock with an exercise price of $0.5292 per share, as originally required by the October 2024 Convertible Note.

The Company also agreed to register the resale by SIV of all of the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV.

The Convertible Notes and the warrants issued to SIV cannot be converted or exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Conversion of the Convertible Notes and exercise of the warrants by SIV is also subject to compliance with applicable Nasdaq rules, and if shareholder approval is required the Company will use commercially reasonable efforts to obtain such approval.

Except as amended, the remaining terms of the Convertible Notes remain in full force and effect.

The foregoing description of the amendments to the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the July 2024 Convertible Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the First Amendment to the October 2024 Convertible Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01
Financial Statements and Exhibits

(d)
Exhibits

Exhibit
Number
Exhibit Description

10.1*
First Amendment to Secured Convertible Promissory Note, dated July 12, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc.
10.2*
First Amendment to Secured Convertible Promissory Note, dated October 24, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc.
104*
Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	December 17, 2024	Title:	Chief Legal Officer